PROSPECTUS
 Rule 424 (b) (3)
Registration No. 333-155745
PETROLEUM DEVELOPMENT CORPORATION
$500,000,000
Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants
Purchase Contracts
Units
     We may offer from time to time to sell debt securities, common stock, preferred stock, either separately or represented by depositary shares, warrants and purchase contracts, as well as units that include any of these securities or securities of other entities. The debt securities may be senior, senior subordinated or subordinated and may be secured or unsecured. The securities covered by this prospectus may be offered and sold by us in one or more offerings. The debt securities, preferred stock, warrants and purchase contracts may be convertible into or exercisable or exchangeable for common stock or preferred stock or other of our securities or securities of one or more other entities. Shares of our common stock are traded on The NASDAQ Global Select Market under the symbol “PETD.”
     We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.
     This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a supplement to this prospectus.
     Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is January 30, 2009.

     The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits and the documents incorporated herein by reference, can be read on the website or at the offices of the Securities and Exchange Commission, or the SEC, mentioned under the heading “Where You Can Find More Information.”

ABOUT THIS PROSPECTUS
     We may from time to time sell the securities in one or more offerings. This prospectus provides you with a general description of the securities. Each time we offer the securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also supplement, modify, or supersede other information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the information incorporated by reference as described below under the heading “Incorporation by Reference.”
     You should rely only on the information provided in this prospectus and in any prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of these documents.
WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s website at www.sec.gov or from our website at www.petd.com. You may also read and copy any document we file at the SEC’s public reference room in Washington, D.C., located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Information about us is also available at our website at www.petd.com. However, the information on our website is not part of this prospectus.
INCORPORATION BY REFERENCE
     The SEC allows us to “incorporate by reference” in this prospectus the information in the documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. Any information that is part of this prospectus or any prospectus supplement that speaks as of a later date than any other information that is part of this prospectus or any prospectus supplement updates or supersedes such other information. We incorporate by reference in this prospectus the documents listed below and any documents or portions thereof that we file with the SEC after the date of this prospectus under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell, or otherwise terminate the offering of, all of the securities that may be offered by this prospectus. We do not, however, incorporate by reference in this prospectus any documents or portions thereof, or any other information, that we furnish or are deemed to furnish, and not file, with the SEC in accordance with the SEC rules.
•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as amended by amendment no. 1 thereto filed on April 29, 2008;
•	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2008, June 30, 2008 and September 30, 2008;
•	Our Current Reports on Form 8-K filed on January 7, 2008, January 14, 2008, January 29, 2008, February 7, 2008 (with respect to the report dated February 1, 2008), February 12, 2008 (with respect to the two reports, each of which is dated February 8, 2008), February 19, 2008, February 22, 2008, March 13, 2008 (with respect to the reports dated March 7, 2008 and March 12, 2008), March 28, 2008, May 13, 2008 (with respect to the event dated May 9, 2008), June 6, 2008, June 13, 2008, June 26, 2008, July 14, 2008, July 21, 2008, July 23, 2008, August 8, 2008 (with respect to the report dated August 6, 2008), August 29, 2008, September 19, 2008, October 29, 2008, November 6, 2008, November 12, 2008, November 14, 2008, November 20, 2008, January 7, 2009 and January 13, 2009;
•	The description of our common stock, par value $0.01 per share, as set forth under the caption “Description of Capital Stock” presented on pages 43-44 in the prospectus portion of our Registration Statement on Form S-2 (SEC File No. 333-36369), filed with the SEC on October 31, 1997 and our prospectus dated November 4, 1997, filed with the SEC on November 4, 1997; and
•	The description of our rights to purchase shares of our common stock, par value $0.01 per share, contained in our Registration Statement on Form 8-A filed on September 14, 2007, including any amendments thereto.

     You may obtain, free of charge, a copy of any of these documents (other than exhibits to these documents unless the exhibits specifically are incorporated by reference into these documents or referred to in this prospectus) by writing or calling us at the following address and telephone number:
Investor Relations Department
Petroleum Development Corporation
120 Genesis Boulevard
Bridgeport, WV 26330
800-624-3821
FORWARD-LOOKING STATEMENTS
     This prospectus contains or incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 regarding our business, financial condition, results of operations and prospects. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “predicts,” “outlook,” “potential” and similar expressions or variations of such words are intended to identify forward-looking statements herein, which include statements of estimated oil and gas production and reserves, drilling plans, future cash flows, anticipated capital expenditures and our management’s strategies, plans and objectives. However, these are not the exclusive means of identifying forward-looking statements herein. Although forward-looking statements contained in this prospectus reflect our good faith judgment, such statements can only be based on facts and factors currently known to us. Consequently, forward-looking statements are inherently subject to risks and uncertainties, including risks and uncertainties incidental to the exploration for, and the acquisition, development, production and marketing of, natural gas and oil, and actual outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Important factors that could cause actual results to differ materially from the forward looking statements include, but are not limited to:
•	changes in production volumes, worldwide demand, and commodity prices for petroleum natural resources;
•	the timing and extent of our success in discovering, acquiring, developing and producing natural gas and oil reserves;
•	our ability to acquire leases, drilling rigs, supplies and services at reasonable prices;
•	the availability and cost of capital to us;
•	risks incident to the drilling and operation of natural gas and oil wells;
•	future production and development costs;
•	the availability of sufficient pipeline and other transportation facilities to carry our production and the impact of these facilities on price;
•	the effect of existing and future laws, governmental regulations and the political and economic climate of the United States;
•	the effect of natural gas and oil derivatives activities; and
•	conditions in the capital markets.
     You should not place undue reliance on forward-looking statements, which speak only as of the date of this prospectus. We undertake no obligation to update publicly any forward-looking statements in order to reflect any event or circumstance occurring after the date of this prospectus or currently unknown facts or conditions or the occurrence of unanticipated events.
     This list of factors is not exhaustive, and new factors may emerge or changes to these factors, which would have an impact on our business, may occur. Additional information regarding these and other factors may be contained in our filings with the SEC, especially on Forms 10-K, 10-Q and 8-K. All such factors are difficult to predict, contain material uncertainties that may affect actual results and may be beyond our control.

DESCRIPTION OF DEBT SECURITIES
General
     The debt securities that we may offer by this prospectus consist of notes, debentures, or other evidences of our indebtedness, which we refer to collectively as “debt securities.” We may issue debt securities in one or more series under the indenture, dated as of February 8, 2008, between us and The Bank of New York, a New York banking corporation, as trustee, or under another indenture. In addition, we have issued $203.0 million aggregate principal amount of 12% senior notes, which are due February 15, 2018, under the indenture, as supplemented by the first supplemental indenture thereto, dated as of February 8, 2008, between us and The Bank of New York, as trustee. We also may “reopen” the series of our 12% senior notes due 2018 and, thereby, issue debt securities which are additional notes under the indenture and first supplemental indenture thereto.
     Copies of the indenture and the first supplemental indenture thereto, which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part, are incorporated herein by reference. The terms of the debt securities include the terms set forth in the indenture, and any supplemental indenture under which we issue the debt securities, as well as those made a part of the indenture by reference to the Trust Indenture Act of 1939, as amended. Except as otherwise defined in this prospectus, capitalized terms used in this prospectus have the respective meanings given to them in the indenture under which the debt securities are issued.
     The provisions of the indenture will generally be applicable to all of the debt securities. Selected provisions of the indenture are described in this prospectus. In this description, the words “PDC,” “we,” “us,” and “our” refer only to Petroleum Development Corporation, and not to any of our subsidiaries or affiliates. Additional or different provisions that are applicable to a particular series of debt securities will, if material, be described in a prospectus supplement relating to the offering of debt securities of that series. These provisions may include, among other things and to the extent applicable, the following:
•	the title of the debt securities;
•	the extent, if any, to which the debt securities are subordinated in right of payment to our other indebtedness;
•	any provisions relating to any security provided for the debt securities;
•	any limit on the aggregate principal amount of the debt securities;
•	any guarantees applicable to the debt securities, and any subordination provisions or other limitations applicable to any such guarantees;
•	the persons to whom any interest on the debt securities will be payable, if other than the registered holders thereof on the regular record date therefor;
•	the date or dates on which the principal of the debt securities will be payable;
•	the rate or rates at which the debt securities will bear interest, if any, and the date or dates from which interest will accrue;
•	the dates on which interest will be payable and the regular record dates for interest payment dates;
•	the place or places where the principal of and any premium and interest on the debt securities will be payable;
•	the period or periods, if any, within which, and the price or prices at which, the debt securities may be redeemed, in whole or in part, at our option;
•	our obligation, if any, to redeem or purchase the debt securities pursuant to sinking fund or similar provisions and the terms and conditions of any such redemption or purchase;
•	the denominations in which the debt securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;
•	the currency, currencies or currency units, if other than currency of the United States of America, in which payment of the principal of and any premium or interest on the debt securities will be payable, and the terms and conditions of any elections that may be made available with respect thereto;

•	any index or formula used to determine the amount of payments of principal of and any premium or interest on the debt securities;
•	whether the debt securities are to be issued in whole or in part in the form of one or more global securities and, if so, the identity of the depositary, if any, for the global securities;
•	the terms and conditions, if any, pursuant to which the debt securities are convertible into or exchangeable for our common stock or other securities of us or any other person;
•	the principal amount (or any portion of the principal amount) of the debt securities which will be payable upon any declaration of acceleration of the maturity of the debt securities pursuant to an event of default; and
•	the applicability to the debt securities of the provisions described in “— Defeasance” below.
     We may issue debt securities at a discount from their stated principal amount. Federal income tax considerations and other special considerations applicable to any debt security issued with original issue discount (an “original issue discount security”) may be described in an applicable prospectus supplement.
     If the purchase price of any series of the debt securities is payable in a foreign currency or currency unit or if the principal of or any premium or interest on any series of the debt securities is payable in a foreign currency or currency unit, the restrictions, elections, general tax considerations, specific terms, and other information with respect to the debt securities and the applicable foreign currency or currency unit will be set forth in an applicable prospectus supplement.
     Unless otherwise indicated in an applicable prospectus supplement:
•	the debt securities will be issued only in fully registered form (without coupons) in denominations of $1,000 or integral multiples thereof; and
•	payment of principal, premium, if any, and interest on the debt securities will be payable, and the exchange, conversion, and transfer of debt securities will be registrable, at our office or agency maintained for those purposes and at any other office or agency maintained for those purposes. No service charge will be made for any registration of transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.
Global Securities
     The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary or its nominee identified in an applicable prospectus supplement. Unless and until it is exchanged in whole or in part for debt securities in registered form, a global security may not be registered for transfer or exchange except:
•	by the depositary to a nominee of the depositary;
•	by a nominee of the depositary to the depositary or another nominee of the depositary;
•	by the depositary or any nominee of the depositary to a successor depositary or a nominee of the successor depositary; or
•	in any other circumstances described in an applicable prospectus supplement.
     The specific terms of the depositary arrangement with respect to any debt securities to be represented by a global security will be described in an applicable prospectus supplement. We expect that the following provisions will apply to depositary arrangements.
     Unless otherwise specified in an applicable prospectus supplement, any global security that represents debt securities will be registered in the name of the depositary or its nominee. Upon the deposit of a global security with or on behalf of the depositary for the global security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by the global security to the accounts of institutions that are participants in such system. The accounts to be credited will be designated by the underwriters or agents of the debt securities or by us, if the debt securities are offered and sold directly by us.
     Ownership of beneficial interests in debt securities represented by a global security will be limited to participants in the book-entry registration and transfer system of the applicable depositary or persons that may hold interests through those participants. Ownership of those beneficial interests by participants will be shown on, and the transfer of ownership will be effected only through, records maintained by the depositary or its nominee for such global security. Ownership of such beneficial interests by persons that hold through such participants will be shown on, and the transfer of such ownership will be effected only through, records maintained by the participants. The laws of some jurisdictions require that specified purchasers of securities take physical delivery of their securities in definitive form. These laws may impair your ability to transfer beneficial interests in a global security.
     So long as the depositary for a global security, or its nominee, is the registered owner of the global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Unless otherwise specified in an applicable prospectus supplement, owners of beneficial interests in the global security will not be entitled to have any of the debt securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of any such debt securities in certificated form, and will not be considered the owners or holders of the debt securities for any purpose under the indenture. Accordingly, each person owning a beneficial interest in debt securities represented by a global security must rely on the procedures of the applicable depositary and, if the person is not a participant in the book-entry registration and transfer system of the applicable depositary, on the procedures of the participant through which the person owns its interest, to exercise any rights of an owner or holder of debt securities under the indenture.
     We understand that, under existing industry practices, if an owner of a beneficial interest in debt securities represented by a global security desires to give any notice or take any action that an owner or holder of debt securities is entitled to give or take under the indenture:
•	the applicable depositary would authorize its participants to give the notice or take the action; and
•	the participants would authorize persons owning the beneficial interests through the participants to give the notice or take the action or would otherwise act upon the instructions of the persons owning the beneficial interests.
     Principal of and any premium and interest on debt securities represented by a global security will be payable in the manner described in an applicable prospectus supplement. Payment of principal of, and any premium or interest on, debt securities represented by a global security will be made to the applicable depositary or its nominee, as the case may be, as the registered owner or the holder of the global security. None of us, the trustee, any paying agent, or the registrar for debt securities represented by a global security will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in those debt securities or for maintaining, supervising, or reviewing any records relating to those beneficial ownership interests.
Certain Covenants
     Maintenance of Office or Agency. We will be required to maintain an office or agency in each place of payment for each series of debt securities for notice and demand purposes and for the purposes of presenting or surrendering debt securities for payment, registration of transfer, or exchange.
     Paying Agents, Etc. If we act as our own paying agent with respect to any series of debt securities, on or before each due date of the principal of or interest on any of the debt securities of that series, we will be required to segregate and hold in trust for the benefit of the persons entitled to payment a sum sufficient to pay the amount due and to notify the trustee promptly of our action or failure to act. If we have one or more paying agents for any series of debt securities, prior to each due date of the principal of or interest on any debt securities of that series, we will be required to deposit with a paying agent a sum sufficient to pay the amount due and, unless the paying agent is the trustee, to promptly notify the trustee of our action or failure to act. All moneys paid by us to a paying agent for the payment of principal of or interest on any debt securities that remain unclaimed for two years after the principal or interest has become due and payable may be repaid to us, and thereafter the holder of those debt securities may look only to us for payment thereof.
     Existence. We will be required to, and will be required to cause our subsidiaries to, preserve and keep in full force and effect our and their existence, charter rights, statutory rights, and franchises, except to the extent that our board of directors determines that the preservation thereof no longer is desirable in the conduct of our business.
     Restrictive Covenants. Any restrictive covenants applicable to any series of debt securities will be described in an applicable prospectus supplement.

Events of Default
     The following are Events of Default under the indenture with respect to debt securities of any series:
     (1) default in the payment of any interest on any debt security of that series when due, which default continues for 30 days;
     (2) default in the payment when due of the principal of or premium, if any, on any debt security of that series when due;
     (3) default in the deposit of any sinking fund payment when due;
     (4) default in the performance, or breach, of certain of our covenants set forth in Article 10 of the indenture, including covenants relating to:
•	the requirement that we maintain an office in the United States where debt securities of that series may be presented or surrendered for payment and registration of transfer or exchange and where notices and demands may be served upon us in respect of debt securities of that series and the indenture,
•	the requirement to hold in trust funds for payments with respect to debt securities of that series if we act as paying agent with respect to debt securities of that series,
•	the requirement that PDC and any guarantor maintain their existence, rights and franchises, subject to certain specified limitations, and
•	the requirement that PDC and any guarantor deliver to the trustee an officer’s certificate relating to compliance with conditions and covenants of the indenture (other than a covenant included in the indenture solely for the benefit of a series of debt securities other than that series), which default or breach continues for 90 days after written notice thereof has been given to us as provided in the indenture;
     (5) default in the performance, or breach, of any other of our covenants in the indenture (other than a covenant included in the indenture solely for the benefit of a series of debt securities other than that series), which default or breach continues for 180 days after written notice thereof has been given to us as provided in the indenture;
     (6) specified events of bankruptcy, insolvency, or reorganization involving us or certain of our subsidiaries; and
     (7) any other Event of Default provided with respect to debt securities of that series.
     Pursuant to the Trust Indenture Act, the trustee is required, within 90 calendar days after the occurrence of a default in respect of any series of debt securities, to give to the holders of the debt securities of that series notice of all uncured defaults known to it, except that:
•	in the case of a default in the performance of any covenant of the character contemplated in clause (4) or (5) above, no notice will be given until at least 30 calendar days after the occurrence of the default; and
•	other than in the case of a default of the character contemplated in clause (1), (2), or (3) above, the trustee may withhold notice if and so long as it in good faith determines that the withholding of notice is in the interests of the holders of the debt securities of that series.
     If an Event of Default described in clause (6) above occurs, the principal of, premium, if any, and accrued interest on the debt securities of that series will become immediately due and payable without any declaration or other act on the part of the trustee or any holder of the debt securities of that series. If any other Event of Default with respect to debt securities of any series occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the debt securities of that series may declare the principal amount of all debt securities of that series to be due and payable immediately. However, at any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree based on such acceleration has been obtained, the holders of a majority in principal amount of the debt securities of that series may, under specified circumstances, rescind and annul such acceleration. See “— Modification and Waiver” below.
     Subject to the duty of the trustee to act with the required standard of care during an Event of Default, the trustee will have no obligation to exercise any of its rights or powers under the indenture at the request or direction of the holders of debt securities, unless holders of debt securities shall have furnished to the trustee reasonable security or indemnity. Subject to the provisions of the indenture, including those requiring security or indemnification of the trustee, the holders of a majority in principal amount of the debt securities of any series will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series.
     No holder of a debt security of any series will have any right to institute any proceeding with respect to the indenture or for any remedy thereunder unless:
•	the holder has previously given to the trustee written notice of a continuing Event of Default;
•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the same series have requested the trustee to institute a proceeding in respect of the Event of Default;
•	the holder or holders have furnished reasonable indemnity to the trustee to institute the proceeding as trustee;
•	the trustee has not received from the holders of a majority in principal amount of the outstanding debt securities of the same series a direction inconsistent with the request; and
•	the trustee has failed to institute the proceeding within 60 calendar days.
     However, the limitations described above do not apply to a suit instituted by a holder of a debt security for enforcement of payment of the principal of and interest on such debt security on or after the applicable due dates for the payment of such principal and interest.
     We are required to furnish to the trustee annually a statement as to our performance of our obligations under the indenture and as to any default in our performance.
     Any additional Events of Default with respect to any series of debt securities, and any variations from the foregoing Events of Default applicable to any series of debt securities, will be described in an applicable prospectus supplement.
Modification and Waiver
     In general, modifications and amendments of the indenture may be made by us and the trustee with the consent of the holders of not less than a majority in principal amount of the debt securities of each series affected thereby. However, no modification or amendment of the indenture may, without the consent of the holder of each debt security affected thereby:
•	change the stated maturity of, or any installment of principal of, or interest on, any debt security;
•	reduce the principal amount of, the rate of interest on, or the premium, if any, payable upon the redemption of, any debt security;
•	reduce the amount of principal of an original issue discount security payable upon acceleration of the maturity thereof;
•	change the place or currency of payment of principal of, or premium, if any, or interest on any debt security;
•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security on or after the stated maturity or prepayment date thereof; or
•	reduce the percentage in principal amount of debt securities of any series required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults.
     The holders of at least a majority in principal amount of the debt securities of any series may, on behalf of the holders of all debt securities of that series, waive our compliance with specified covenants of the indenture. The holders of at least a majority in principal amount of the debt securities of any series may, on behalf of the holders of all debt securities of that series, waive any past default under the indenture with respect to that series, except:
•	a default in the payment of the principal of, or premium, if any, or interest on, any debt security of that series; or

•	a default of a provision of the indenture that cannot be modified or amended without the consent of the holder of each debt security of that series.
Defeasance
     Unless otherwise specified in a prospectus supplement applicable to a particular series of debt securities and except as described below, upon compliance with the applicable requirements described below, we:
     (1) will be deemed to have been discharged from our obligations with respect to the debt securities of that series; or
     (2) will be released from our obligations to comply with certain covenants described under “— Certain Covenants” above with respect to the debt securities of that series, and the occurrence of an event described in any of clauses (3), (4), (5), (6), and (8) under “— Events of Default” above will no longer be an Event of Default with respect to the debt securities of that series except to the limited extent described below.
     Following any defeasance described in clause (1) or (2) above, we will continue to have specified obligations under the indenture, including obligations to register the transfer or exchange of debt securities of the applicable series; replace destroyed, stolen, lost, or mutilated debt securities of the applicable series; maintain an office or agency in respect of the debt securities of the applicable series; and hold funds for payment to holders of debt securities of the applicable series in trust. In the case of any defeasance described in clause (2) above, any failure by us to comply with our continuing obligations may constitute an Event of Default with respect to the debt securities of the applicable series as described in clause (5) under “— Events of Defaults” above.
     In order to effect any defeasance described in clause (1) or (2) above, we must irrevocably deposit with the trustee, in trust, money or specified government obligations (or depositary receipts therefor) that through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay all of the principal of, premium, if any, and interest on the debt securities of such series on the dates such payments are due in accordance with the terms of such debt securities. In addition:
•	no Event of Default or event which with the giving of notice or lapse of time, or both, would become an Event of Default under the indenture shall have occurred and be continuing on the date of such deposit;
•	no Event of Default described in clause (7) under “— Events of Default” above or event that with the giving of notice or lapse of time, or both, would become an Event of Default described in such clause (7) shall have occurred and be continuing at any time on or prior to the 90th calendar day following the date of deposit;
•	in the event of any defeasance described in clause (1) above, we shall have delivered an opinion of counsel, stating that (a) we have received from, or there has been published by, the IRS a ruling or (b) there has been a change in applicable federal law, in either case to the effect that, among other things, the holders of the debt securities of such series will not recognize gain or loss for United States federal income tax purposes as a result of such deposit or defeasance and will be subject to United States federal income tax in the same manner as if such defeasance had not occurred; and
•	in the event of any defeasance described in clause (2) above, we shall have delivered an opinion of counsel to the effect that, among other things, the holders of the debt securities of such series will not recognize gain or loss for United States federal income tax purposes as a result of such deposit or defeasance and will be subject to United States federal income tax in the same manner as if such defeasance had not occurred.
     If we fail to comply with our remaining obligations under the indenture with respect to the debt securities of the applicable series following a defeasance described in clause (2) above and the debt securities of that series are declared due and payable because of the occurrence of any undefeased Event of Default, the amount of money and government obligations on deposit with the trustee may be insufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from such Event of Default. However, we will remain liable in respect of such payments.
Satisfaction and Discharge
     We, at our option, may satisfy and discharge the indenture (except for specified obligations of us and the trustee, including, among others, the obligations to apply money held in trust) when:
•	either:

     (1) all of our debt securities previously authenticated and delivered under the indenture (subject to specified exceptions relating to debt securities that have otherwise been satisfied or provided for) have been delivered to the trustee for cancellation; or
     (2) all of our debt securities not previously delivered to the trustee for cancellation have become due and payable, will become due and payable at their stated maturity within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee, and we have deposited or caused to be deposited with the trustee as trust funds for such purpose an amount sufficient to pay and discharge the entire indebtedness on such debt securities, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be;
•	we have paid or caused to be paid all other sums payable by us under the indenture; and
•	we have delivered to the trustee an officer’s certificate and an opinion of counsel, each to the effect that all conditions precedent relating to the satisfaction and discharge of the indenture have been satisfied.
Limitations on Merger and Other Transactions
     Prior to the satisfaction and discharge of the indenture, we may not consolidate with or merge with or into any other person, or transfer all or substantially all of our properties and assets to another person unless:
•	either:
     (1) we are the continuing or surviving person in the consolidation or merger; or
     (2) the person (if other than us) formed by the consolidation or into which we are merged or to which all or substantially all of our properties and assets are transferred is a corporation, partnership, limited liability company, business trust, trust or other legal entity organized and validly existing under the laws of the United States, any State thereof, or the District of Columbia, and expressly assumes, by a supplemental indenture, all of our obligations under the debt securities and the indenture;
•	immediately after the transaction and the incurrence or anticipated incurrence of any indebtedness to be incurred in connection therewith, no Event of Default exists; and
•	an officer’s certificate is delivered to the trustee to the effect that both of the conditions set forth above have been satisfied and an opinion of outside counsel has been delivered to the trustee to the effect that the first condition set forth above has been satisfied.
     The continuing, surviving, or successor person will succeed to and be substituted for us with the same effect as if it had been named in the indenture as a party thereto, and thereafter the predecessor person will be relieved of all obligations and covenants under the indenture and the debt securities.
Governing Law
     The indenture is, and the debt securities will be, governed by, and construed in accordance with, the laws of the State of New York.
Regarding the Trustee
     The indenture contains specified limitations on the right of the trustee, should it become our creditor within three months of, or subsequent to, a default by us to make payment in full of principal of or interest on any series of debt securities issued pursuant to the indenture when and as the same becomes due and payable, to obtain payment of claims, or to realize for its own account on property received in respect of any such claim as security or otherwise, unless and until such default is cured. However, the trustee’s rights as our creditor will not be limited if the creditor relationship arises from, among other things:
•	the ownership or acquisition of securities issued under any indenture or having a maturity of one year or more at the time of acquisition by the trustee;
•	specified advances authorized by a receivership or bankruptcy court of competent jurisdiction or by the indenture;

•	disbursements made in the ordinary course of business in its capacity as indenture trustee, transfer agent, registrar, custodian, or paying agent or in any other similar capacity;
•	indebtedness created as a result of goods or securities sold in a cash transaction or services rendered or premises rented; or
•	the acquisition, ownership, acceptance, or negotiation of specified drafts, bills of exchange, acceptances, or other obligations.
     The indenture does not prohibit the trustee from serving as trustee under any other indenture to which we may be a party from time to time or from engaging in other transactions with us. If the trustee acquires any conflicting interest within the meaning of the Trust Indenture Act of 1939 and there is an Event of Default with respect to any series of debt securities, the trustee must eliminate the conflict or resign.
DESCRIPTION OF CAPITAL STOCK
     Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share.
Common Stock
     Subject to the restrictions described below, the holders of our common stock are entitled to receive dividends from funds legally available when, as and if declared by our board of directors, and are entitled upon our liquidation, dissolution or winding up to receive pro rata our net assets after satisfaction in full of the prior rights of our creditors and holders of any preferred stock.
     Except as otherwise provided by law and subject to the voting rights of our preferred stock of any series that may be outstanding from time to time, the holders of common stock are entitled to one vote for each share held on all matters as to which stockholders are entitled to vote. The holders of common stock do not have cumulative voting rights. The holders of common stock do not have any preferential, subscriptive or preemptive rights to subscribe to or purchase any new or additional issue of shares of any class of stock or of securities convertible into our stock or any conversion rights with respect to any of our securities. Our common stock is not subject to redemption. All of our issued and outstanding common stock is fully paid and non-assessable.
Preferred Stock
     Our articles of incorporation authorizes our board of directors to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the terms and rights of the series, including the following:
•	the designation of the series;
•	the rate and time of, and conditions and preferences with respect to, dividends, and whether the dividends will be cumulative;
•	the voting rights, if any, of shares of the series;
•	the price, timing and conditions regarding the redemption of shares of the series and whether a sinking fund should be established for the series;
•	the rights and preferences of shares of the series in the event of voluntary or involuntary dissolution, liquidation or winding up of our affairs; and
•	the right, if any, to convert or exchange shares of the series into or for stock or securities of any other series or class.
     Our board of directors has adopted a policy requiring that, unless approved by a vote of the stockholders, any designation of preferred stock in connection with the adoption of a stockholder rights plan include provisions effecting the termination of that plan within one year. The policy also requires that other uses of preferred stock be limited to bona fide capital raising or business acquisition transactions. We have not issued any shares of preferred stock.

Purposes and Effects of Certain Provisions of Our Articles of Incorporation and Bylaws
General
     Our articles of incorporation and bylaws contain provisions that could make more difficult the acquisition of control of our company by means of a tender offer, open market purchases, a proxy contest or otherwise. A description of these provisions is set forth below.
Preferred Stock
     We believe that the availability of the preferred stock under our articles of incorporation will provide us with flexibility in structuring possible future financings and acquisitions and in meeting other corporate needs which might arise. Having these authorized shares available for issuance will allow us to issue shares of preferred stock without the expense and delay of a special stockholders’ meeting. The authorized shares of preferred stock, as well as shares of common stock, will be available for issuance without further action by our stockholders, unless action is required by applicable law or the rules of any stock exchange on which our securities may be listed, except that as described above, our board of directors has adopted a policy requiring that, unless approved by a vote of the stockholders, any designation of preferred stock in connection with the adoption of a stockholder rights plan include provisions effecting the termination of that plan within one year. The policy also requires that other uses of preferred stock be limited to bona fide capital raising or business acquisition transactions. Subject to the compliance with the policy, our board of directors has the power, subject to applicable law, to issue series of preferred stock that could, depending on the terms of the series, impede the completion of a merger, tender offer or other takeover attempt. For instance, subject to the policy adopted by the board of directors and applicable law, series of preferred stock might impede a business combination by including class voting rights which would enable the holder or holders of such series to block a proposed transaction. Our board of directors will make any determination to issue shares consistent with the aforementioned policy it adopted and based on its judgment as to our and our stockholders’ best interests. Subject to the policy, our board of directors, in so acting, could issue preferred stock having terms which could discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then prevailing market price of the stock.
Classified Board of Directors; Removal of Directors
     Our bylaws divides our board of directors into three classes of directors, with each class serving staggered, three-year terms. In addition, Nevada law provides that our directors may be removed from office by a vote of at least 66-2/3% in voting power of the then-outstanding shares of our voting stock entitled to vote in the election of directors, voting together as a single group. The classification of our board of directors means that, unless directors are removed by stockholders, it could require at least two annual meetings of stockholders for a majority of stockholders to make a change of control of the board of directors, because only a portion of the directors will be elected at each meeting. A significant effect of a classified board of directors may be to deter hostile takeover attempts, because an acquiror could experience delay in replacing a majority of the directors. A classified board of directors also makes it more difficult for stockholders to effect a change of control of the board of directors, even if such a change of control were to be sought due to dissatisfaction with the performance of our company’s directors.
Limitation of Director and Officer Liability
     Our articles of incorporation limits the liability of directors and officers to our company and our stockholders to the fullest extent permitted by Nevada law. Specifically, a director or officer will not be personally liable for monetary damages for breach of his or her fiduciary duty as a director, except for liability for:
•	any breach of the director’s duty of loyalty to our company or our stockholders;
•	acts or omissions which involve intentional misconduct, fraud or a knowing violation of law;
•	violations under Section 78.300 of the Nevada Revised Statutes, which relates to unlawful distributions to stockholders or unlawful stock repurchases or redemptions;
•	any act, omission to act or breach of duty as to which any applicable statute, rule or regulation provides that the liability of directors or officers may not be eliminated or limited; or

•	any transaction from which the director or officer derived an improper personal benefit.
     These provisions in our articles of incorporation may have the effect of reducing the likelihood of derivative litigation against our directors and officers and may discourage or deter stockholders or management from bringing a lawsuit against our directors or officers for breach of their duty of care, even though such an action, if successful, might otherwise have benefited our company and its stockholders. These provisions do not limit or affect a stockholder’s ability to seek and obtain relief under federal securities laws.
Special Meetings of Stockholders
     Our bylaws provide that special meetings of stockholders may be called only by our board of directors, our chairman of the board, our president or by one or more stockholders holding shares which, in the aggregate, entitle them to cast not less than 10% of the votes at the meeting.
Stockholder Rights Agreement
     On September 11, 2007, our board of directors adopted Rights Agreement, which we call the stockholder rights agreement, between us and Transfer Online, Inc., as rights agent, and declared a dividend, paid on September 14, 2007, of one right to purchase one whole share of the our common stock for each outstanding share of our common stock, of the Company. Each Right entitles the registered holder, after the occurrence of a “Distribution Date” as defined in the Rights Agreement and described below, to exercise the right to purchase from us one share of common stock at an exercise price of $240, subject to adjustment.
     The rights are not exercisable until the earlier of:
•	the tenth day after a person or group of affiliated or associated persons (which we refer to as an acquiring person) publicly announces that it has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of our outstanding common stock; or
•	10 days, or such later date as our board of directors may determine, following the commencement of, or first public announcement of an intention to make, a tender offer or exchange offer, the consummation of which would result in a person or group becoming an acquiring person.
     We are entitled to redeem the rights in exchange for a payment (currently $0.01 per right, but subject to possible adjustment) at any time prior to the earlier to occur of:
•	a person becoming an acquiring person; or
•	the expiration of the rights.
     If the rights become exercisable, a holder of rights (other than rights beneficially owned by an acquiring person, which rights would be void), would be entitled to buy a number of shares of our common stock or, if certain transactions involving an acquisition of our company or its assets have occurred, the common stock of the acquiring company, having a market value of twice the exercise price of each right (currently $480, but subject to possible adjustment). Holders of shares of our common stock who do not exercise their rights in such circumstances will experience dilution of their investment in the company. The rights under the stockholder rights agreement expire on September 11, 2017, unless earlier redeemed or exchanged. Until a right is exercised, the holder has no rights as a stockholder including, without limitation, the right to vote as a stockholder or to receive dividends.
     We are entitled to amend the rights, without restriction and without the approval of any holders of shares of our common stock, at any time or from time to time prior to the rights becoming exercisable. After the rights become exercisable, our ability to amend the rights is subject to specified restrictions.
Nevada Control Share Laws
     We may become subject to Nevada’s laws that govern the “acquisition” of a “controlling interest” of “issuing corporations.” These laws will apply to us if we have 200 or more stockholders of record, at least 100 of whom have addresses in Nevada, unless our articles or bylaws in effect on the tenth day after the acquisition of a controlling interest provide otherwise. These laws provide generally that any person that acquires a “controlling interest” acquires voting rights in the control shares, as defined, only as conferred by the stockholders of the corporation at a special or annual meeting. In the event control shares are accorded full voting rights and the acquiring person has acquired at least a majority of all of the voting power, any stockholder of record who has not voted in favor of authorizing voting rights for the control shares is entitled to demand payment for the fair value of its shares.
     A person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the Nevada Revised Statutes, would enable that person to exercise (1) one-fifth or more, but less than one-third, (2) one-third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares.”
     These laws may have a chilling effect on certain transactions if our articles of incorporation or bylaws are not amended to provide that these provisions do not apply to us or to an acquisition of a controlling interest, or if our disinterested stockholders do not confer voting rights in the control shares.
Transfer Agent
     The transfer agent for our common stock is Computershare Limited.
DESCRIPTION OF DEPOSITARY SHARES
     We may offer depositary shares (either separately or together with other securities) representing fractional shares of preferred stock of any series. In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related deposit agreement. Immediately following our issuance of the security related to the depositary shares, we will deposit the shares of preferred stock with the relevant depositary and will cause the depositary to issue, on our behalf, the related depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fraction of a share of preferred stock represented by the related depositary share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the preferred stock represented by the depositary receipt (including, if applicable, dividend, voting, conversion, exchange, redemption, sinking fund, repayment at maturity, subscription and liquidation rights).
DESCRIPTION OF WARRANTS
     We may issue warrants for the purchase of debt securities, common stock, preferred stock, depositary shares, or any combination thereof. We may issue warrants independently or together with any other securities offered by a prospectus supplement. Warrants may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement we will enter into with a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
     The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, to the extent applicable, the following:
•	the title of the warrants;
•	the aggregate number of the warrants;
•	the price or prices at which the warrants will be issued;
•	the designation, number or principal amount and terms of the debt securities, common stock, preferred stock, and/or depositary shares purchasable upon exercise of the warrants;
•	the designation and terms of the other securities, if any, with which the warrants are issued and the number of warrants issued with each security;
•	the date, if any, on and after which the warrants and the related underlying securities will be separately transferable;
•	whether the warrants will be issued in registered form or bearer form;

•	the price at which each underlying security purchasable upon exercise of the warrants may be purchased;
•	the date on which the right to exercise the warrants will commence and the date on which that right will expire;
•	the identity of the warrant agent;
•	the maximum or minimum number of the warrants that may be exercised at any one time;
•	information with respect to book-entry procedures, if any;
•	a discussion of any material federal income tax considerations; and
•	any other terms of the warrants, including terms, procedures, and limitations relating to the transferability, exchange, and exercise of the warrants.
DESCRIPTION OF PURCHASE CONTRACTS
     We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or varying number of debt securities, shares of our common stock or preferred stock, depositary shares, warrants or securities of an entity unaffiliated with us, or any combination of the above, at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number or amount of debt securities, shares of our common stock or preferred stock, depositary shares, warrants or other property. The price per share of preferred stock or common stock or price of other securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula described in the purchase contracts. We may issue purchase contracts separately or as a part of units each consisting of a purchase contract and debt securities, preferred securities, common securities, warrants or debt obligations of third parties, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract. The purchase contracts may require us to make periodic payments to holders, or may require holders to make periodic payments to us, and the payments may be unsecured or pre-funded on some basis. The purchase contracts may require holders to secure the holder’s obligations in a specified manner that we will describe in the applicable prospectus supplement which we file with the SEC in connection with a public offering relating to the purchase contracts.
     The applicable prospectus supplement will describe the terms of any purchase contracts in respect of which this prospectus is being delivered, including, to the extent applicable, the following:
•	whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;
•	whether the purchase contracts are to be prepaid or not;
•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;
•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts; and
•	whether the purchase contracts will be issued in fully registered or global form.
DESCRIPTION OF UNITS
     We may issue units comprising one or more securities described in this prospectus in any combination. Units may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the holder of each unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.
     The applicable prospectus supplement will describe the terms of any units in respect of which this prospectus is being delivered, including, to the extent applicable, the following:

•	the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
•	whether the units will be issued in fully registered or global form.
RATIO OF EARNINGS TO FIXED CHARGES
     The following table shows our historical ratio of earnings to fixed charges for the nine months ended September 30, 2008 and each of the five fiscal years ended December 31, 2007, 2006, 2005, 2004 and 2003. For the purposes of calculating the ratio of earnings to fixed charges, “earnings” represents income from continuing operations before income taxes minus income from equity investees plus distributed earnings from equity investees and fixed charges. “Fixed charges” consist of interest expense, including amortization of debt issuance costs and that portion of rental expense considered to be a reasonable approximation of interest.

Nine Months
Ended
September 30,
2008	2007	2006	2005	2004	2003
6.0x	5.0x	93.2x	209.6x	159.2x	35.4x
USE OF PROCEEDS
     We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement.
CERTAIN LEGAL MATTERS
     In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, the validity of those securities may be passed upon for us by Duane Morris LLP, and for any underwriters or agents by counsel named in the applicable prospectus supplement.
EXPERTS
     The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2007 have been so incorporated in reliance on the report, which contains an adverse opinion on the effectiveness of internal control over financial reporting, of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
     The consolidated financial statements and schedule of Petroleum Development Corporation as of December 31, 2006, and for each of the years in the two-year period ended December 31, 2006, have been incorporated herein by reference in reliance upon the report of KPMG LLP (“KPMG”), independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
     The audit report of KPMG dated May 22, 2007 covering the December 31, 2006 consolidated financial statements refers to a change in accounting for share based payments and a change in the method of quantifying errors in 2006.
     Petroleum Development Corporation has agreed to indemnify and hold KPMG harmless against and from any and all legal costs and expenses incurred by KPMG in successful defense of any legal action or proceeding that arises as a result of KPMG’s consent to the incorporation by reference of its audit report on the Company’s past financial statements incorporated by reference in this registration statement.

INDEPENDENT PETROLEUM CONSULTANTS
     Certain information contained in the documents we incorporate by reference in this prospectus with respect to the natural gas and oil reserves associated with our natural gas and oil prospects is derived from the reports of Ryder Scott Company, LP, an independent petroleum and natural gas consulting firm, and has been incorporated by reference in this prospectus upon the authority of said firm as experts with respect to the matters covered by such reports and in giving such reports. With respect to our Annual Report on Form 10-K for the year ended December 31, 2007, incorporated by reference in this prospectus, the information derived from the reports of Ryder Scott Company, LP is included under “Item 1. Business - Operations - Oil and Natural Gas Information - Oil and Natural Gas Reserves” and “Note 20 - Supplemental Oil and Gas Information - Net Proved Oil and Gas Reserves (Unaudited)” of the Notes to Consolidated Financial Statements.
     Certain information contained in the documents we incorporate by reference in this prospectus with respect to the natural gas and oil reserves associated with our natural gas and oil prospects is derived from the reports of Wright & Company, an independent petroleum and natural gas consulting firm, and has been incorporated by reference in this prospectus upon the authority of said firm as experts with respect to the matters covered by such reports and in giving such reports. With respect to our Annual Report on Form 10-K for the year ended December 31, 2007, incorporated by reference in this prospectus, the information derived from the reports of Wright & Company is included under “Item 1. Business - Operations - Oil and Natural Gas Information - Oil and Natural Gas Reserves” and in “Note 20 - Supplemental Oil and Gas Information - Net Proved Oil and Gas Reserves (Unaudited)” of the Notes to Consolidated Financial Statements.

PETROLEUM DEVELOPMENT CORPORATION
$500,000,000
Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants
Purchase Contracts
Units
PROSPECTUS
January 30, 2009